Exhibit 99.1

NEWS	Contact: Jose Bayardo
(713) 375-3700

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2015 EARNINGS

HOUSTON, TX, February 3, 2016 — National Oilwell Varco, Inc. (NYSE: NOV) today reported fourth quarter 2015 net income of $85 million, or $0.23 per fully diluted share, excluding other items, down from $0.61 in the third quarter of 2015 on a comparable basis. Other items included pre-tax charges of $1,634 million for goodwill and other intangible asset write-downs, $139 million for restructuring and other charges (which included inventory write-downs, severance and facility closure costs, and other costs), and $7 million in FX losses due to a currency devaluation in Argentina. GAAP net loss for the quarter was $1,523 million, or $4.06 per fully diluted share.

Revenues for the fourth quarter of 2015 were $2.72 billion, a decrease of 18 percent from the third quarter of 2015 and a decrease of 52 percent from the fourth quarter of 2014. Operating profit for the quarter, excluding other items, was $141 million, or 5.2 percent of revenue. EBITDA for the quarter, excluding other items, was $308 million, or 11.3 percent of revenue, down 40 percent sequentially and 75 percent from the prior year. Operating leverage, or the change in operating profit divided by the change in revenue, excluding other items, was 35 percent from the third quarter of 2015 to the fourth quarter of 2015.

Revenues reported for the full year 2015 were $14.76 billion, and net loss was $769 million, or $1.99 per fully diluted share. Excluding other items, net income was $1,083 million for the full year 2015, or $2.80 per fully diluted share. Operating profit for the full year, excluding other items, was $1.63 billion, or 11.1 percent of revenue. Year-over-year operating leverage was 32 percent, excluding other items from both periods. EBITDA for the full year, excluding other items, was $2.28 billion, or 15.5 percent of revenue.

Clay C. Williams, Chairman, President and CEO of National Oilwell Varco, stated, “Our team executed well in 2015 in a very tough market. Tumbling oil prices brought capital austerity and sharply lower oilfield activity, which is intensifying as we enter 2016. Nevertheless, our consolidated revenue outperformed the decline in global rig count, and our cost reductions and operational efficiencies enabled solid cash generation. Together with our strong balance sheet, this allowed us to invest in our business for future growth, as well as return significant capital to our shareholders. We are well positioned to take advantage of the opportunities we expect to emerge during 2016.

This ‘lower-for-longer’ market decline will provide the foundation for an eventual recovery, as oil depletion marches onward and demand continues to grow. We nevertheless recognize that the timing of the recovery remains uncertain and that we face additional headwinds in the year ahead. I am grateful for the hard work and dedication of our NOV employees and am confident in their ability to navigate the tough road ahead. We remain resolute in our focus on reducing costs, improving execution, doing more with less and, ultimately, emerging from the depths of this cycle well positioned for the upturn.”

Segment results (excluding other items):

Rig Systems Segment

Rig Systems generated revenues of $1 billion, a decrease of 32 percent from the third quarter of 2015 and a decrease of 60 percent from the fourth quarter of 2014. Operating profit was $160 million, or 15.8 percent of sales. Sequential quarterly operating leverage was 24 percent. EBITDA was $184 million, or 18.1 percent of sales. Revenue out of backlog was $843 million.

Backlog for capital equipment orders for Rig Systems at December 31, 2015 was $6.08 billion, down 24 percent from the third quarter of 2015, and down 52 percent from the end of the fourth quarter of 2014. New orders during the quarter were $89 million.

Rig Aftermarket Segment

Rig Aftermarket generated revenues of $569 million, flat from the third quarter of 2015 and a decrease of 33 percent from the fourth quarter of 2014. Operating profit was $127 million, or 22.3 percent of sales. EBITDA was $135 million, or 23.7 percent of sales.

Wellbore Technologies Segment

Wellbore Technologies generated revenues of $757 million, a decrease of 9 percent from the third quarter of 2015 and a decrease of 50 percent from the fourth quarter of 2014. Operating loss was $31 million, or negative 4.1 percent of sales. Sequential quarterly operating leverage was 69 percent. EBITDA was $68 million, or 9.0 percent of sales.

Completion & Production Solutions Segment

Completion & Production Solutions generated revenues of $746 million, a decrease of 7 percent from the third quarter of 2015 and a decrease of 44 percent from the fourth quarter of 2014. Operating profit was $34 million, or 4.6 percent of sales. Sequential quarterly operating leverage was 56 percent. EBITDA was $86 million, or 11.5 percent of sales.

Backlog for capital equipment orders for Completion & Production Solutions at December 31, 2015 was $969 million, down 17 percent from the third quarter of 2015, and down 46 percent from the fourth quarter of 2014. New orders during the quarter were $272 million.

The Company has scheduled a conference call for February 3, 2016, at 8:00 a.m. Central Time to discuss fourth quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-866-312-4825 within North America or 1-720-634-2948 outside of North America five to ten minutes prior to the scheduled start time and asking for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, and the provision of oilfield services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31,		December 31,
	2015		2014
	(Unaudited	)
ASSETS
Current assets:
Cash and cash equivalents	$2,080		$3,536
Receivables, net	2,926		4,416
Inventories, net	4,678		5,281
Costs in excess of billings	1,250		1,878
Deferred income taxes	376		447
Prepaid and other current assets	491		604

Total current assets	11,801		16,162
Property, plant and equipment, net	3,124		3,362
Deferred income taxes	488		503
Goodwill	6,980		8,539
Intangibles, net	3,849		4,444
Investment in unconsolidated affiliates	327		362
Other assets	156		190

	$26,725		$33,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$623		$1,189
Accrued liabilities	2,284		3,518
Billings in excess of costs	785		1,775
Current portion of long-term debt and short-term borrowings	2		152
Accrued income taxes	264		431
Deferred income taxes	291		309

Total current liabilities	4,249		7,374
Long-term debt	3,928		3,014
Deferred income taxes	1,805		1,972
Other liabilities	283		430

Total liabilities	10,265		12,790

Commitments and contingencies
Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 375,764,794 and 418,977,608 shares issued and outstanding at December 31, 2015 and December 31, 2014	4		4
Additional paid-in capital	6,230		8,341
Accumulated other comprehensive loss	(1,553)		(834)
Retained earnings	11,702		13,181

Total Company stockholders’ equity	16,383		20,692
Noncontrolling interests	77		80

Total stockholders’ equity	16,460		20,772

	$26,725		$33,562

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014
Revenue:
Rig Systems	$1,015	$2,561	$1,496	$6,964	$9,848
Rig Aftermarket	569	850	570	2,515	3,222
Wellbore Technologies	757	1,529	834	3,718	5,722
Completion & Production Solutions	746	1,325	798	3,365	4,645
Eliminations	(365)	(556)	(392)	(1,805)	(1,997)

Total revenue	2,722	5,709	3,306	14,757	21,440
Gross profit	520	1,546	700	3,270	5,816
Gross profit %	19.1%	27.1%	21.2%	22.2%	27.1%
Selling, general, and administrative	379	528	354	1,636	2,047
Other items	1,773	163	112	2,024	214

Operating profit (loss)	(1,632)	855	234	(390)	3,555
Interest and financial costs	(27)	(26)	(24)	(103)	(105)
Interest income	5	5	2	14	18
Equity income in unconsolidated affiliates	(3)	16	—	13	58
Other income (expense), net	(17)	(20)	(20)	(123)	(32)

Income (loss) before income taxes	(1,674)	830	192	(589)	3,494
Provision for income taxes	(152)	233	36	178	1,039

Income (loss) from continuing operations	(1,522)	597	156	(767)	2,455
Income from discontinued operations	—	—	—	—	52

Net income (loss)	(1,522)	597	156	(767)	2,507
Net income attributable to noncontrolling interests	1	2	1	2	5

Net income (loss) attributable to Company	$(1,523)	$595	$155	$(769)	$2,502

Per share data:
Basic:
Income (loss) from continuing operations	$(4.06)	$1.39	$0.41	$(1.99)	$5.73

Income from discontinued operations	$—	$—	$—	$—	$0.12

Net income (loss) attributable to Company	$(4.06)	$1.39	$0.41	$(1.99)	$5.85

Diluted:
Income (loss) from continuing operations	$(4.06)	$1.39	$0.41	$(1.99)	$5.70

Income from discontinued operations	$—	$—	$—	$—	$0.12

Net income (loss) attributable to Company	$(4.06)	$1.39	$0.41	$(1.99)	$5.82

Weighted average shares outstanding:
Basic	375	427	380	387	428

Diluted	375	428	381	387	430

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014
Revenue:
Rig Systems	$1,015	$2,561	$1,496	$6,964	$9,848
Rig Aftermarket	569	850	570	2,515	3,222
Wellbore Technologies	757	1,529	834	3,718	5,722
Completion & Production Solutions	746	1,325	798	3,365	4,645
Eliminations	(365)	(556)	(392)	(1,805)	(1,997)

Total revenue	$2,722	$5,709	$3,306	$14,757	$21,440

Operating profit (loss):
Rig Systems	$160	$511	$275	$1,318	$1,996
Rig Aftermarket	127	245	146	617	882
Wellbore Technologies	(31)	276	22	162	1,047
Completion & Production Solutions	34	215	63	286	700
Unallocated expenses and eliminations	(149)	(229)	(160)	(749)	(856)

Total operating profit (before other items)	$141	$1,018	$346	$1,634	$3,769

Operating profit (loss) %:
Rig Systems	15.8%	20.0%	18.4%	18.9%	20.3%
Rig Aftermarket	22.3%	28.8%	25.6%	24.5%	27.4%
Wellbore Technologies	(4.1%)	18.1%	2.6%	4.4%	18.3%
Completion & Production Solutions	4.6%	16.2%	7.9%	8.5%	15.1%
Total operating profit % (before other items)	5.2%	17.8%	10.5%	11.1%	17.6%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014
Operating profit (loss) excluding other items:
Rig Systems	$160	$511	$275	$1,318	$1,996
Rig Aftermarket	127	245	146	617	882
Wellbore Technologies	(31)	276	22	162	1,047
Completion & Production Solutions	34	215	63	286	700
Eliminations	(149)	(229)	(160)	(749)	(856)

Total operating profit (before other items)	$141	$1,018	$346	$1,634	$3,769

Depreciation & amortization:
Rig Systems	$24	$23	$25	$96	$88
Rig Aftermarket	8	7	8	30	27
Wellbore Technologies	99	111	97	400	439
Completion & Production Solutions	52	58	54	221	224
Eliminations	—	—	—	—	—

Total depreciation & amortization	$183	$199	$184	$747	$778

Operating profit as adjusted before depreciation & amortization:
Rig Systems	$184	$534	$300	$1, 414	$2,084
Rig Aftermarket	135	252	154	647	909
Wellbore Technologies	68	387	119	562	1,486
Completion & Production Solutions	86	273	117	507	924
Eliminations	(149)	(229)	(160)	(749)	(856)

Total operating profit as adjusted before depreciation & amortization	$324	$1,217	$530	$2,381	$4,547

Operating profit % as adjusted before depreciation & amortization (Note 1):
Rig Systems	18.1%	20.9%	20.1%	20.3%	21.2%
Rig Aftermarket	23.7%	29.6%	27.0%	25.7%	28.2%
Wellbore Technologies	9.0%	25.3%	14.3%	15.1%	26.0%
Completion & Production Solutions	11.5%	20.6%	14.7%	15.1%	19.9%
Total operating profit % as adjusted before depreciation & amortization	11.9%	21.3%	16.0%	16.1%	21.2%
Total operating profit as adjusted before depreciation & amortization:	$324	$1,217	$530	$2,381	$4,547
Nonrecurring items	(1,773)	(163)	(112)	(2,024)	(214)
Interest income	5	5	2	14	18
Equity income in unconsolidated affiliates	(3)	16	—	13	58
Other income (expense), net	(17)	(20)	(20)	(123)	(32)
Net income attributable to noncontrolling interest	(1)	(2)	(1)	(2)	(5)

EBITDA	$(1,465)	$1,053	$399	$259	$4,372

Reconciliation of EBITDA:
GAAP net income (loss) attributable to Company	$(1,523)	$595	$155	$(769)	$2,502
Income from discontinued operations	—	—	—	—	(52)
Provision for income taxes	(152)	233	36	178	1,039
Interest expense	27	26	24	103	105
Depreciation and amortization	183	199	184	747	778

EBITDA	(1,465)	1,053	399	259	4,372
Nonrecurring items	1,773	163	112	2,024	214

EBITDA excluding nonrecurring items	$308	$1,216	$511	$2,283	$4,586

NATIONAL OILWELL VARCO, INC.

OPERATING (NON-GAAP) DILUTED EARNINGS PER SHARE RECONCILIATION (Unaudited)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014
Net income (loss) attributable to Company	$(4.06)	$1.39	$0.41	$(1.99)	$5.82
Income from discontinued operations	—	—	—	—	(0.12)

Income (loss) from continuing operations	(4.06)	1.39	0.41	(1.99)	5.70
Other items and non-recurring charges:
Goodwill and other intangible asset write-down	4.21	—	0.10	4.18	—
Restructuring and other items	0.25	0.30	0.10	0.57	0.37
Argentina/Venezuela asset write-down	0.01	—	—	0.04	—
Tax items	(0.18)	—	—	—	—

Operating (non-GAAP) (Note 1)	0.23	1.69	0.61	2.80	6.07
Amortization of purchased intangible assets	0.17	0.15	0.16	0.63	0.57

Operating (non-GAAP) excluding amortization of purchased intangible assets (Note 1)	$0.40	$1.84	$0.77	$3.43	$6.64

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose, as appropriate, various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on, when applicable, are: (i) revenue excluding other items, (ii) operating profit excluding other items, (iii) operating profit percentage excluding other items, (iv) operating profit excluding other items before depreciation & amortization, (v) operating profit percentage excluding other items before depreciation & amortization, (vi) EBITDA, (vii) EBITDA excluding other items, (viii) Operating (non-GAAP) per fully diluted share and (ix) Operating (non-GAAP) excluding amortization of purchased intangible assets per fully diluted share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Jose Bayardo, (713) 375-3700
Jose.Bayardo@nov.com